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                                                                   Exhibit 23

             CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statements (Form S-8 Nos. 2-93416, 33-51744, 33-65239, and 333-12189) pertaining to the
1983 Incentive Stock Option Plan for Key Employees, the 1991 Stock Option
Plan of The MacNeal-Schwendler Corporation, and The MacNeal-Schwendler Corporation 1996 Employee Stock Purchase Plan and in the related Prospectuses of our report dated March 14, 1997, with respect to the consolidated financial statements of the MacNeal-Schwendler Corporation included in the Annual Report (Form 10-K) for the year ended January 31, 1997.

Our audit also included the financial statement schedule of The MacNeal-Schwendler Corporation listed in Item 14(a). This schedule is the responsibility of the Company's management. Our responsibility is to express an opinion based on our audit. In our opinion, the financial statement schedule referred to above, when considered in relation the basic financial statements taken as a whole, presents fairly in all materials respects the information set forth therein.


                                                      /s/ Ernst & Young LLP


Los Angeles, California
April 30, 1997